Exhibit 99.1

Eloqua Announces Record Third Quarter 2012 Results

Third quarter total revenue increases 30% to $23.8 million

Third quarter subscription and support revenue increases 32% to $21.6 million

Vienna, VA (October 24, 2012) — Eloqua, the marketing system of record for modern marketers, today announced financial results for the three month period ended September 30, 2012.

Joe Payne, Chief Executive Officer of Eloqua, stated, “Our continued strong execution, combined with the increasing demand for our Modern Marketing solutions and our ability to deliver proven value, enabled us to grow subscription and support revenue by 32% year-over-year. By managing a company’s interactions with buyers through the entire purchasing process, our unmatched solutions are increasing marketing and sales effectiveness and enabling dramatically more predictable and profitable revenue growth for our customers.” Payne added, “We are excited to have completed our initial public offering, which marked a major milestone in our history. This further enhances our brand and increases the resources we have available to execute our long-term plans and drive significant levels of growth.”

Financial Highlights for the Third Quarter Ended September 30, 2012

Total revenue for the third quarter of 2012 was a record $23.8 million, an increase of 30% from $18.3 million in the third quarter of 2011. Subscription and Support revenue was $21.6 million, an increase of 32% from $16.4 million in the third quarter of 2011. Professional Services revenue was $2.2 million, an increase of 12% from $1.9 million in the third quarter of 2011.

GAAP operating loss for the third quarter of 2012 was $(2.0) million, compared to GAAP operating loss of $(1.1) million for the third quarter of 2011. GAAP net loss attributable to common stockholders was $(51.2) million or $(2.46) per basic and diluted share, based on 20.8 million weighted average shares outstanding. GAAP net loss attributable to common stockholders for the third quarter of 2012 includes $49.1 million of accretion of redeemable preferred stock expense. This compares to a GAAP net loss attributable to common stockholders of $(3.2) million or $(3.53) per basic and diluted share, based on 0.9 million weighted average shares outstanding, for the third quarter of 2011. GAAP net loss attributable to common stockholders for the third quarter of 2011 includes $2.0 million of accretion of redeemable preferred stock expense.

Non-GAAP operating loss for the third quarter of 2012 was $(0.9) million, compared to a non-GAAP operating loss of $(0.7) million for the third quarter of 2011. Non-GAAP net loss was $(1.0) million or $(0.03) per basic share, based on 33.8 million pro forma weighted average shares outstanding compared to a non-GAAP net loss of $(0.7) million for the third quarter of 2011, or $(0.02) per basic share, based on 32.6 million pro forma weighted average shares outstanding.

Cash and cash equivalents were $85.5 million as of September 30, 2012, compared to $5.0 million as of June 30, 2012 and $7.2 million as of December 31, 2011. The increase in cash was primarily the result of approximately $84.3 million in net proceeds that were raised through the Company’s initial public offering, which was completed on August 7, 2012. Net cash used by operating activities was $(2.2) million for the third quarter of 2012, compared to net cash generated from operating activities of $1.5 million for the third quarter of 2011. Free cash flow used was $(4.1) million for the third quarter of 2012, compared to free cash flow of $0.8 million generated in the third quarter of 2011.

Other Third Quarter Business Highlights:

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Announced that Chatter inside Eloqua was officially in beta with several customers currently using the product. Chatter inside Eloqua integrates Salesforce Chatter within the Eloqua platform, and is the first time that collaboration technology has been embedded into a marketing automation solution, demonstrating the advantages of Eloqua’s open, modern platform.

•

Participated at Salesforce.com’s Dreamforce 2012, the industry’s largest cloud computing and enterprise technology conference. Eloqua’s presence was widespread with many senior executives leading sessions, including taking part in 3 keynotes.

•

Announced promotion of Alex Shootman. In his role as President, Alex is responsible for Eloqua’s customer-facing activities including sales, account management, customer success, industry solutions, professional services, support and channels.

Business Outlook

Based on information available as of October 24, 2012, Eloqua is issuing guidance for the fourth quarter and full year 2012 as follows:

Fourth Quarter 2012: The company expects total revenue for the fourth quarter to be in the range of $24.8 million to $25.2 million, non-GAAP operating loss to be in the range of $(0.6) million to $(1.0) million, and non-GAAP net loss per basic share to be in the range of $(0.02) to $(0.04). Eloqua’s expectations of non-GAAP net loss per basic share for the fourth quarter exclude stock-based compensation expense, change in fair value of warrants, and income taxes, and assumes pro forma weighted average shares outstanding of approximately 34.2 million.

Full Year 2012: The company expects total revenue for the full year 2012 to be in the range of $93.6 million to $94.0 million, representing year-over-year growth of approximately 32%, non-GAAP operating loss to be in the range of $(5.3) million to $(5.7) million, and non-GAAP net loss per common share to be in the range of $(0.17) to $(0.19). Eloqua’s expectations of non-GAAP net loss per common share for the full year exclude stock-based compensation expense, changes in fair value of warrants, accretion of preferred stock and income taxes, and assumes pro forma weighted average shares outstanding of approximately 33.4 million.

Earnings Conference Call

Eloqua will host a conference call today, October 24, 2012 at 5:00 p.m. Eastern Time (ET) to discuss the company’s third quarter financial results and its business outlook. To access this call, dial 877-705-6003 (domestic) or +1-201-493-6725 (international). The presentation will be webcast live and available in the investors section on the Company’s website at http://investor.eloqua.com under “Events & Presentations.”

Following the conference call, a telephone replay will be available until October 31, 2012 at 877-870-5176 (domestic) or +1-858-384-5517 (international). The replay pass code will be 401196. An archived web cast of this conference call will also be available in the investor relations section on the Company’s website at http://investor.eloqua.com under “Events & Presentations.”

Forward Looking Statements

This release contains forward-looking statements, including statements regarding Eloqua’s future financial performance, market growth, the demand for and benefits from the use of Eloqua’s solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Eloqua’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Eloqua’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Eloqua disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Further information on potential factors that could affect actual results is included in Eloqua’s final prospectus related to its initial public offering filed pursuant to Rule 424b under the Securities Act with the SEC on August 2, 2012, and in other reports filed by Eloqua with the SEC.

Non-GAAP Financial Measures

Eloqua has provided in this release financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. This information includes non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, pro forma weighted average shares outstanding and free cash flow. Non-GAAP operating loss is based on GAAP operating loss and excludes stock-based compensation expense; non-GAAP net loss is based on GAAP net loss and excludes accretion of dividends on redeemable preferred stock, stock-based compensation expense, change in fair value of warrants and income tax (benefit) expense; free cash flow is based on net cash (used in) provided by operating activities less purchases of property and equipment. Eloqua uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures in evaluating Eloqua’s ongoing operational performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

About Eloqua

Eloqua (NASDAQ: ELOQ) is the marketing system of record for modern marketers. The company’s cloud software, professional services and education programs provide marketers with the technology and expertise needed to help marketing drive revenue. More than 100,000 global users from companies both large and small, rely on the marketing automation power of Eloqua to improve demand generation and lead management while driving more qualified leads. Eloqua’s customers include AON, Dow Jones, ADP, Fidelity, Polycom, and National Instruments. The company is headquartered in Vienna, Virginia. For more information, visit www.eloqua.com, subscribe to the It’s All About Revenue blog, call 866-327-8764, or email demand@eloqua.com.

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Investor Relations Contact:

Staci Mortenson

ICR

203-682-8273

staci.mortenson@icrinc.com

Media Contacts:

Sheila Lahar

Eloqua

617-651-8137

sheila.lahar@eloqua.com

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Financial Statements follow on next page

ELOQUA, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS , EXCEPT SHARE DATA)

	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$85,473	$7,240
Accounts receivable, net of reserve of $550 and $725, respectively	19,926	18,228
Deferred commissions and other deferred costs	1,831	2,680
Deferred tax asset	780	781
Prepaid expense and other assets	3,594	4,153

Total current assets	111,604	33,082
Property and equipment, net of depreciation and amortization	5,063	3,721
Deferred commissions and other deferred costs	717	902
Deferred tax asset	3,631	3,800

Total assets	$121,015	$41,505

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,709	$3,263
Accrued and other current liabilities	9,344	11,337
Deferred revenue, current portion	32,476	28,863
Current portion of long-term debt	—	834

Total current liabilities	43,529	44,297
Long-term debt, net of current portion	—	1,458
Non current deferred revenue and other liabilities	2,759	1,943

Total liabilities	46,288	47,698
Redeemable convertible preferred stock:
Series A preferred stock, $0.0001 par value, 12,124,650 shares authorized, issued and outstanding at December 31, 2011 and no shares outstanding at September 30, 2012; liquidation preference of $39,406 at December 31, 2011	—	39,406
Series B preferred stock, $0.0001 par value, 17,678,926 shares authorized, issued and outstanding at December 31, 2011 and no shares outstanding at September 30, 2012; liquidation preference of $57,456 at December 31, 2011	—	57,456
Series C preferred stock, $0.0001 par value, 21,483,563 shares authorized, and 19,766,821 shares issued and outstanding at December 31, 2011 and no shares outstanding at September 30, 2012; liquidation preference of $64,242 at December 31, 2011	—	64,242

Total redeemable convertible preferred stock	—	161,104

Stockholders’ equity (deficit)
Eloqua, Inc. stockholders’ equity (deficit):
Common stock, $0.0001 par value; 100,000,000 and 90,000,000 shares authorized, 34,010,609 and 1,063,368 shares issued and outstanding at September 30, 2012 and December 31, 2011	3	—
Additional paid-in capital	315,609	—
Accumulated deficit	(240,885)	(169,259)

Total Eloqua, Inc. stockholders’ equity (deficit)	74,727	(169,259)
Noncontrolling interest	—	1,962

Total stockholders’ equity (deficit):	74,727	(167,297)

Total liabilities, redeemable preferred stock and stockholders’ equity (deficit)	$121,015	$41,505

ELOQUA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011

Revenue:
Subscription and support	$21,624	$16,426	$61,027	$45,297
Professional services	2,162	1,923	7,772	4,744

Total revenue	23,786	18,349	68,799	50,041

Cost of revenue:
Subscription and support	4,409	3,252	11,438	9,139
Professional services	2,264	2,574	7,764	7,303

Total cost of revenue	6,673	5,826	19,202	16,442

Gross profit	17,113	12,523	49,597	33,599

Operating expenses:
Research and development	3,272	2,964	9,843	8,472
Marketing and sales	11,474	7,697	28,992	21,410
General and administrative	4,334	2,939	14,310	7,723
Litigation Settlement	—	—	3,500	—

Total operating expenses	19,080	13,600	56,645	37,605

Loss from operations	(1,967)	(1,077)	(7,048)	(4,006)
Other expense, net:	(212)	(55)	(323)	(470)

Loss before benefit (provision) for income taxes	(2,179)	(1,132)	(7,371)	(4,476)
Benefit (provision) for income taxes	69	(122)	(198)	(276)

Net loss	(2,110)	(1,254)	(7,569)	(4,752)
Accretion of dividends on redeemable preferred stock	(49,075)	(1,983)	(66,920)	(72,308)

Net loss attributable to common stockholders	$(51,185)	$(3,237)	$(74,489)	$(77,060)

Net loss per share attributable to common stockholders, basic and diluted	$(2.46)	$(3.53)	$(9.54)	$(100.57)

Weighted average common shares outstanding, basic and diluted	20,768,196	917,772	7,812,134	766,211

ELOQUA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Cash flows from operating activities:
Net loss	$(2,110)	$(1,254)	$(7,569)	$(4,752)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	541	432	1,524	1,366
Stock-based compensation expense	1,036	415	2,351	1,130
Foreign currency transaction gain	(58)	95	(44)	21
Change in fair value of Series C warrants	146	3	189	213
Deferred income taxes	(69)	100	127	212
Change in operating assets and liabilities:
Accounts receivable, net	(3,939)	(397)	(1,698)	4,635
Prepaid expenses and other assets	593	477	(958)	(917)
Deferred commissions and other deferred costs	164	(878)	1,034	(1,064)
Accounts payable and accrued and other current liabilities	(2,109)	741	(3,167)	454
Deferred revenue	3,281	1,790	3,613	2,922
Noncurrent deferred revenue and other liabilities	285	(17)	860	(517)

Net cash (used in) provided by operating activities	(2,239)	1,507	(3,738)	3,703

Cash flows from investing activities:
Purchases of property and equipment	(1,821)	(734)	(2,866)	(2,229)

Net cash used in investing activities	(1,821)	(734)	(2,866)	(2,229)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting offering expenses	85,759	—	85,759	—
Repayment of long-term debt	(1,875)	—	(2,292)	—
Principal payments under capital lease obligations	—	2	—	(169)
Common stock issued	586	103	1,326	362

Net cash provided by financing activities	84,470	105	84,793	193

Effect of exchange rate changes of cash and cash equivalents	58	(95)	44	(21)
Net increase in cash and cash equivalents	80,468	783	78,233	1,646
Cash and cash equivalents at beginning of the period	5,005	8,412	7,240	7,549

Cash and cash equivalents at end of the period	$85,473	$9,195	$85,473	$9,195

ELOQUA, INC.

UNAUDITED SUMMARY OF STOCK-BASED COMPENSATION INCLUDED IN THE CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011

Cost of revenue	$161	$82	$377	$195
Marketing and sales	329	119	700	337
Research and development	116	90	305	222
General and administrative	430	124	969	376

Total stock-based compensation expense	$1,036	$415	$2,351	$1,130

ELOQUA, INC.

UNAUDITED NON-GAAP OPERATING LOSS, NON-GAAP NET LOSS, NON-GAAP NET LOSS PER SHARE AND FREE CASH FLOW RECONCILIATIONS TO GAAP

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011

Reconciliation of loss from operations to non-GAAP operating loss

Loss from operations	$(1,967)	$(1,077)	$(7,048)	$(4,006)
Adjustments to loss from operations:
Stock-based compensation expense	1,036	415	2,351	1,130

Non-GAAP operating loss	$(931)	$(662)	$(4,697)	$(2,876)

Reconciliation of net loss to non-GAAP net loss per share

Net loss	$(2,110)	$(1,254)	$(7,569)	$(4,754)
Accretion of dividends on redeemable preferred stock	(49,075)	(1,983)	(66,920)	(72,308)

Net loss attributable to common stockholders	(51,185)	(3,237)	(74,489)	(77,062)
Adjustments to net loss attributable to common stockholders:
Accretion of dividends on redeemable preferred stock	49,075	1,983	66,920	72,308
Stock-based compensation expense	1,036	415	2,351	1,130
Change in fair value of warrants	146	3	189	213
Income tax (benefit) expense	(69)	122	198	276

Total adjustments to net loss from common stockholders	50,188	2,523	69,658	73,927

Non-GAAP net loss	$(997)	$(714)	$(4,831)	$(3,135)

Pro forma weighted average common shares outstanding, basic**	33,789,511	32,572,376	33,177,824	32,422,066

Non-GAAP net loss per share	$(0.03)	$(0.02)	$(0.15)	$(0.10)

**      The pro forma weighted average common shares outstanding reflects 1) the conversion of preferred stock into common stock 2) the conversion of exchangeable shares into common stock and 3) the 8.2 million shares of common stock issued upon the initial public offering completed on August 7, 2012 as if these shares were outstanding for all periods included in the calculation.

Reconciliation of net cash (used in) provided by operating activities to free cash flow

Net cash (used in) provided by operating activities	$(2,239)	$1,507	$(3,738)	$3,703
Less:
Purchases of property and equipment	(1,821)	(734)	(2,866)	(2,229)

Free Cash Flow	$(4,060)	$773	$(6,604)	$1,474